UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024-3411
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On August 19, 2008, Frontier Oil and Refining Company (“FORC”), a wholly-owned subsidiary of Frontier Oil Corporation (the “Company”), and the Company entered into a Fourth Amended and Restated Revolving Credit Agreement (the “New Credit Agreement”) with Union Bank of California, N.A. and other banks listed on Schedule 1 thereto, as lenders, Union Bank of California, N.A., as administrative agent, and BNP Paribas, as syndication agent.  See “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of the material revisions made to the Third Amended and Restated Revolving Credit Agreement, dated as of October 1, 2007, as amended (the “Old Agreement”), among the same parties.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The New Credit Agreement described in Item 1.01 of this Current Report on Form 8-K amended and restated in its entirety our Old Credit Agreement to, among other things:

•	increase the maximum commitment amount from $350 million to up to $500 million;
•	extend the termination date of the credit facility to August 17, 2012;
•	increase the applicable margin by 50 basis points to a range from 1.50% to 2.00% plus the base rate or LIBOR rate, as applicable;
•	decrease the permitted consolidated long-term funded indebtedness to consolidated EBITDA ratio from 4.00 to 3.50;
•	add a current ratio covenant that will not permit the ratio of current assets to current liabilities to be less than 1.00 to 1.00; and
•	amend certain provisions no longer relevant to the business and operations of FORC and the Company.

The above description of the New Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the New Credit Agreement.  The above statements are qualified in their entirety by reference to the New Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

Exhibit
Number                                Description

10.1
Fourth Amended and Restated Revolving Credit Agreement, dated as of August 19, 2008, among, Frontier Oil and Refining Company, Frontier Oil Corporation, Union Bank of California, N.A., as administrative agent, BNP Paribas, as syndication agent and the other lenders specified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President - Chief Financial Officer

Date: August 20, 2008